UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (July 31, 2009)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices)(Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on May 1, 2009, Energy Partners, Ltd. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions (In re: Energy Partners, Ltd., et. al., Case No. 09-32957) for reorganization (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). On July 31, 2009, the Company filed their second amended joint plan of reorganization, as modified as of July 31, 2009 (the “Plan”), with the Bankruptcy Court.

On August 3, 2009, the Bankruptcy Court held a hearing and entered an order (the “Confirmation Order”) confirming the Plan. The Company’s emergence from Bankruptcy remains subject to several conditions, including the successful closing of an exit facility. A copy of the Plan, as confirmed, and the Confirmation Order are attached hereto as Exhibits 99.1 and 99.2, respectively, and each is incorporated herein by reference.

The material terms of the Plan as confirmed by the Bankruptcy Court on August 3, 2009 include, among other things, that:

•

each holder of our senior notes (collectively, the “Noteholders”) would receive, in exchange for their total claim (including principal and interest), their pro rata share of 95% of the common stock to be issued pursuant to the Plan (“New EPL Common Stock”) in us upon our emergence from bankruptcy;

•	each holder of our common stock would receive, in exchange for their total claim, their pro rata share of 5% of the New EPL Common Stock;

•

upon the effective date of the Plan, we shall have access to an exit facility (“Exit Facility”) in form and substance acceptable to us and the holders of a majority in interest of those Noteholders that agreed to support the Plan;

•

we may adopt the 2009 Long Term Incentive Plan under which we may issue shares of Restricted New EPL Common Stock and new EPL stock options to certain of our employees and certain members of management; and

•

following the effective date of the reorganization, the sole equity interests in us would consist of (i) Noteholders and holders of our common stock interests, (ii) Restricted New EPL Common Stock issued to certain members of our management, if any, and (iii) new EPL stock options to be issued to certain key employees pursuant to the 2009 Long Term Incentive Plan, if any, which would be exercisable for New EPL Common Stock. Collectively, the Restricted New EPL Common Stock issued pursuant to subparagraph (ii) and the shares reserved for the exercise of new EPL stock options pursuant to subparagraph (iii) above would in no event exceed 3% of the New EPL Common Stock on a fully diluted basis.

The foregoing summary of the Plan highlights only certain provisions of the Plan and is not a complete description of the Plan. The summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan.

Item 7.01 Regulation FD Disclosure

Plan and Confirmation Order

The disclosure under Item 1.03 is incorporated by reference into this Item 7.01.

Press Release

On August 3, 2009, the Company filed a press release announcing the confirmation the Plan by the Bankruptcy Court, a copy of which is attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Second Amended Joint Plan of Reorganization of Energy Partners, Ltd. and Certain of its Subsidiaries under Chapter 11 of the Bankruptcy Code, as modified as of July 31, 2009

99.2	Confirmation Order by the Bankruptcy Court

99.3	Press Release dated August 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2009

ENERGY PARTNERS, LTD.

By:	/s/ John H. Peper
John H. Peper Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Second Amended Joint Plan of Reorganization of Energy Partners, Ltd. and Certain of its Subsidiaries under Chapter 11 of the Bankruptcy Code, as modified as of July 31, 2009

99.2	Confirmation Order of the Bankruptcy Court

99.3	Press Release dated August 3, 2009